Exhibit 21.1

List of Subsidiaries or Other Related Entities of Company

Cheniere Common Units Holding, LLC

Cheniere Corpus Christi Pipeline, L.P.

Cheniere Creole Trail Pipeline, L.P.

Cheniere Energy Investments, LLC

Cheniere Energy Operating Co., Inc.

Cheniere Energy Partners GP, LLC

Cheniere Energy Partners, L.P.

Cheniere Energy Shared Services, Inc.

Cheniere FLNG, L.P.

Cheniere FLNG-GP, LLC

Cheniere International Investments, B.V.

Cheniere LNG Holdings, LLC

Cheniere LNG International S.A.R.L.

Cheniere LNG O&M Services, LLC

Cheniere LNG Services S.A.R.L.

Cheniere LNG Terminals, Inc.

Cheniere LNG, Inc.

Cheniere Maritime Services, LLC

Cheniere Marketing, LLC

Cheniere Midstream Holdings, Inc.

Cheniere Pipeline Company

Cheniere Pipeline GP Interests, LLC

Cheniere Southern Trail GP, Inc.

Cheniere Southern Trail Pipeline, L.P.

Cheniere Subsidiary Holdings, LLC

Cheniere Supply & Marketing, Inc.

Corpus Christi LNG, LLC

Creole Trail LNG, L.P.

Frontera Pipeline, LLC

Grand Cheniere Pipeline, LLC

J&S Cheniere S.A.

Marea GP, LLC

Marea Associates, L.P.

Sabine Pass LNG, L.P.

Sabine Pass LNG-GP, Inc.

Sabine Pass LNG-LP, LLC

Sabine Pass Tug Services, LLC

Sonora Pipeline, LLC

Terranova Energia S. de R.L. de C.V.